UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA	93422
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On February 1, 2010, Santa Lucia Bancorp (“Company”) issued a press release announcing its earnings and financial information for the year ended and for the quarter ended December 31, 2009 (“Earnings Release”) which was furnished on a Current Report on Form 8-K.

On March 12, 2010, the Company issued a release announcing partly revised results for 2009.  The revision resulted from changes made before the Company’s financial statements were filed and resulted from the deterioration of one additional loan subsequent to year end but which was required to be included in the results for 2009.  The information in the Earnings Release is modified and supplemented by the information in the Form 8-K including the press release attached as Exhibit 99.1

The Company anticipates filing its full financial information for the year ended December 31, 2009, today with the filing of its Annual Report to Shareholders.

The information contained in this Report on Form 8-K and its exhibit is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of March 12, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2010	SANTA LUCIA BANCORP

	By:	/s/John C. Hansen
John C. Hansen
President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 12, 2010